UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 28, 2006

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

(d) On July 31, 2006, Macrovision Corporation (the “Company”) announced the appointment of Mr. Andrew K. Ludwick as a member of the Company’s Board of Directors, effective July 28, 2006. A copy of the press release announcing Mr. Ludwick’s appointment is attached as Exhibit 99.1 to this report.

Mr. Ludwick also has been appointed to serve as a member of the Company’s Corporate Governance and Nominating Committee, effective July 28, 2006, and its Audit Committee, effective August 15, 2006. There are no relationships or transactions with respect to Mr. Ludwick of the type required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Ludwick served as Chief Executive Officer of Bay Networks, a networking company, from September 1995 to October 1997. From July 1985 to September 1995, Mr. Ludwick was founder, President and Chief Executive Officer of SynOptics, an internetworking company. Mr. Ludwick holds a B.A. from Harvard College and an M.B.A. from Harvard Business School.

ITEM 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description
99.1	Press release announcing appointment of Andrew K. Ludwick

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: July 28, 2006	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel